UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form 8-K

__________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 1, 2026

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THE ONCOLOGY INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-39248	84-3562323
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18000 Studebaker Road, Suite 800, Cerritos, CA	90703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (562) 735-3226

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	TOI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Common stock, each at an exercise price of $11.50 per share	TOIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 1.01	Entry into a Material Definitive Agreement

Term Loan Agreement

On July 1, 2026, The Oncology Institute, Inc. (the “Company”) entered into a Credit Agreement (the “Term Loan Agreement”), by and among the Company, the lenders from time to time party thereto, and Orbimed Opportunities (CA) V LLC, as the initial lender and administrative agent. The Term Loan Agreement provides for a term loan facility in an aggregate principal amount of $75 million, which was drawn in full on the date of entry into the Term Loan Agreement (the “Closing Date”).

Loans under the Term Loan Agreement bear interest at a monthly rate equal to the higher of (i) the forward-looking one-month term rate based on the secured overnight financing rate on the day that is two business days prior to the first day of any month and (ii) 3.00% plus, in either case, the 5.75%.

Loans under the Term Loan Agreement will mature on the first to occur of (i) July 1, 2031, and (ii) the date of acceleration of such loans upon the occurrence and during the continuance of an event of default. The Term Loan Agreement contains certain customary default provisions, representations and warranties and affirmative and negative covenants, including (a) limitations on the ability to engage in unrelated lines of business; (b) limitations on the incurrence of additional indebtedness and liens; (c) limitations on investments; (d) limitations on the payment of dividends and certain other restricted payments; (e) limitations on the ability to effect mergers and consolidations; (f) limitations on the ability to sell or dispose of property or assets; (g) limitations on modifications of certain agreements; (h) limitations on the ability to enter into transactions with affiliates; (i) limitations on sale leaseback transactions; (j) limitations on benefits plans and agreements; and (k) a minimum net revenue requirement of at least $700 million for each most recently ended period of twelve consecutive months, commencing with the month ending December 31, 2027, and for each month thereafter.

All indebtedness outstanding under the Term Loan Agreement is guaranteed by certain of the Company’s direct and indirect subsidiaries (the “Guarantors”). The indebtedness under the Term Loan Agreement is secured by a first-priority security interest in and lien on substantially all assets of the Company and the Guarantors pursuant to that certain Pledge and Security Agreement dated as of July 1, 2026 (the “Security Agreement”).

Beginning with the first fiscal quarter ending after the 36-month anniversary of the Closing Date, the loans under the Term Loan Agreement will amortize in quarterly installments equal to 7.5% of the outstanding principal amount as of such date, together with a repayment premium and exit fee. The Company may elect to prepay loans under the Term Loan Agreement, in whole or in part, subject to a repayment premium and an exit fee. Additionally, loans under the Term Loan Agreement are subject to certain mandatory prepayment events, including by amounts equal to certain proceeds received by the Company from insurance recoveries related to casualty events and dispositions.

On the Closing Date, the Company used the proceeds from the loans under the Term Loan Agreement, together with cash on hand, to repay in full the Company’s 4% senior secured convertible notes due 2027 (the “2027 Convertible Notes”), of which, as of July 1, 2026, there was approx. $86 million aggregate principal amount outstanding.

The foregoing description of the Term Loan Agreement and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement and the Security Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. Each of the Term Loan Agreement and the Security Agreement contains representations, warranties and other provisions that were made only for purposes of the applicable agreement and as of specific dates, are solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by such parties. Neither the Term Loan Agreement nor the Security Agreement is intended to provide any other factual information about the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On July 1, 2026, as a part of the repayment of the 2027 Convertible Notes, the Company issued warrant agreements to purchase shares of common stock of the Company (the “Warrants”) to Deerfield Partners, L.P. and its affiliates, with an expiration date of August 9, 2027 and an initial exercise price of $8.567 per share. The total number of shares of common stock underlying the Warrants is 10,025,535 shares. No additional consideration was paid to the Company by the warrant holders for the issuance of the Warrants. The issuance of the Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Warrant, a copy of which was attached as Exhibit 4.2 to the Current Report on Form 8-K filed by the Company on August 9, 2022 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On July 7, 2026, the Company issued a press release announcing the financings described in Item 1.01, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information included under this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement by and among The Oncology Institute, Inc. and Orbimed Opportunities (CA) V LLC, dated as of July 1, 2026.
10.2	Pledge and Security Agreement by and among The Oncology Institute, Inc., the guarantors and Orbimed Opportunities (CA) V LLC, dated as of July 1, 2026.
99.1	Press Release of The Oncology Institute, Inc. issued on July 7, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2026	THE ONCOLOGY INSTITUTE, INC.

	By:	/s/ Minh Merchant
	Name:	Minh Merchant
	Title:	Chief Legal Officer